Exhibit 99.1

Trulieve Completes Acquisition of Harvest Health & Recreation Inc.

Creating the Largest and Most Profitable U.S. Cannabis Operator

Combined Company Platform Poised for Accelerated Growth

Industry Leading Footprint in Cornerstone Markets

Expanded Runway for Growth in Northeast, Southeast, and Southwest Strategic Hubs

Trulieve to Host a Conference Call and Webcast Today at 8:00AM ET

Tallahassee, Fla. And Phoenix, Ariz. – Oct. 1, 2021 – Trulieve Cannabis Corp. (“Trulieve” or the “Company”) (CSE: TRUL) (OTCQX: TCNNF), and Harvest Health & Recreation Inc. (“Harvest”) (CSE: HARV, OTCQX: HRVSF) are pleased to announce the completion of the previously announced arrangement, pursuant to which Trulieve acquired all of the issued and outstanding subordinate voting shares, multiple voting shares and super voting shares (collectively the “Harvest Shares”) of Harvest (the “Transaction”).

Key Transaction Highlights and Benefits

•	Increases Scale Across Our Hub Markets – creates at time of closing the largest U.S. cannabis operator across a combined retail and cultivation footprint basis with depth in key markets;

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Solidifies Position as the Most Profitable U.S. MSOs – establishes an outstanding platform of profitability and cash generation for continued growth, positioning the Company to execute on near-term opportunities in existing markets as well as future catalysts at both state and federal levels;

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Provides Leading Financial Metrics – reinforces superior financial performance relative to peers by delivering the strongest public company financial results among any U.S. reporting MSO. In the second quarter 2021, Trulieve reported revenues of $215.1 million, net income of $40.9 million, and Adjusted EBITDA[1] of $94.9 million, and Harvest reported revenues of $102.5 million, net loss before non-controlling interest of $19.2 million, and Adjusted EBITDA[2] of $28.0 million. On a combined basis, in the second quarter 2021, Trulieve and Harvest had $317.6 million in reported revenue, the highest among U.S. public reporting cannabis companies;

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Delivers an Exceptional Retail and Wholesale Distribution Model – offers a robust retail network of 149 dispensaries across 11 states and 3 strategic regional hubs, with market leading positions in Arizona, Florida and Pennsylvania;

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Strengthens Industry Leading Balance Sheet – combines Trulieve and Harvest’s strong cash and cash equivalents of $289.0 million and $71.0 million, respectively, as of June 30, 2021, bolstered by Trulieve’s recently announced $350.0 million debt financing and Harvest’s $55.0 million proceeds from the sale of its Florida license;

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Extends Product Selection and Brands – adds successful line of Harvest brands, including Alchemy and Roll One, across multiple form factors to Trulieve’s portfolio of in-house brands and national brand partners; and

•	Leverages Experience and Best Practices – combines proven management teams with established track records, enhancing operational excellence across cultivation, manufacturing, and retail.

Management Commentary

“The closing of this Transaction marks a transformational milestone in our company’s history and positions Trulieve as the leading medical and adult-use cannabis operator in the U.S.,” stated Kim Rivers, Chief Executive Officer at Trulieve. “I thank all our employees, both Trulievers and Harvesters, for their tireless efforts during this process. The combined footprint provides Trulieve with a solid foundation for continued growth and scale. We look forward to fully integrating Harvest as we continue to execute on our hub strategy in the U.S., creating an unrivalled brand and reputation in the marketplace and value for our shareholders.”

“This combination brings together two companies with depth and scale in key markets, providing a platform for growth for years to come,” said Steve White, CEO of Harvest. “Trulieve’s customer centric values match well with Harvest’s dedication to improving lives through the goodness of cannabis.”

Transaction Details

The Transaction was completed by way of a plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (British Columbia). Pursuant to the terms of the Arrangement, holders of Harvest Shares received 0.1170 of a subordinate voting share of Trulieve (each whole subordinate voting share, a “Trulieve Share”) for each subordinate voting share of Harvest (on a converted basis) held. In total, Trulieve issued an aggregate of 50,874,175 Trulieve Shares in connection with the Transaction in exchange for all of the issued and outstanding Harvest Shares. An early warning report in respect of Trulieve’s acquisition of all of the issued and outstanding Harvest Shares will be filed on SEDAR and made available under Harvest’s issuer profile at www.sedar.com.

It is anticipated that the subordinate voting shares of Harvest will be delisted from the Canadian Securities Exchange as of the close of trading on October 4, 2021, and Harvest intends to submit an application to the applicable securities regulators to cease to be a reporting issuer and terminate its public reporting obligations in due course.

Pursuant to the letter of transmittal mailed to shareholders of Harvest as part of the materials delivered in connection with the annual and special meeting of Harvest shareholders held on August 11, 2021, in order to receive the Trulieve Shares to which they are entitled, registered holders of Harvest Shares are required to deposit the share certificate(s) or DRS statements representing their Harvest Shares, together with a duly completed letter of transmittal, with Odyssey Trust Company, the depositary under the Arrangement. Shareholders whose Harvest Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Harvest Shares.

For more information on the Arrangement, please see the news releases previously issued by Trulieve and Harvest along with Harvest’s management information circular dated July 13, 2021, prepared in connection with the Arrangement, all of which are available under Harvest’s profile at www.sedar.com or www.sec.gov/edgar.

Financial and Legal Advisors

Canaccord Genuity Corp. acted as exclusive financial advisor and DLA Piper (Canada) LLP and Fox Rothschild LLP acted as Canadian and United States legal counsel, respectively, to Trulieve. Canaccord Genuity Corp. also provided a fairness opinion to the Board of Directors of Trulieve.

Moelis & Company LLC acted as financial advisor and Bennett Jones LLP and Troutman Pepper Hamilton Sanders LLP acted as Canadian and United States legal counsel, respectively, to Harvest. Haywood Securities Inc. provided a fairness opinion to the Special Committee of the Harvest Board of Directors.

Conference Call and Investor Presentation

Trulieve will hold a conference call and webcast to discuss the completion of the Transaction today at 8:00 AM EDT. The conference call may be accessed by dialing 1-855-669-9657 and entering conference ID 10160599. Access to the webcast will be available at Trulieve.com or Trulieve Acquires Harvest Webcast Call. In addition, an accompanying investor presentation will be available on the Investor Relations Events & Presentations page on the Trulieve website.

About Trulieve

Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S. operating in 11 states, with leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the Canadian Securities Exchange under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF.

To learn more about Trulieve, visit www.Trulieve.com.

The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Forward-Looking Statements

This news release includes forward-looking information and statements, which may include, but are not limited to, information and statements regarding or inferring the future business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the acquisition of Harvest, the integration of the two businesses, and our plans, objectives, expectations, and intentions with respect to future operations, products and services. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent periodic and current reports filed with the United States Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

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For further information, please contact:

Lynn Ricci, Director of Investor Relations — (850) 480-7955, IR@trulieve.com

Footnote 1

This reflects the Adjusted EBITDA of Trulieve for the fiscal quarter ended June 30, 2021. The most directly comparable GAAP financial measure for Adjusted EBITDA is Net Income (loss), which for Trulieve for the fiscal quarter ended June 30, 2021 was $40.9 million. The following is a reconciliation of Adjusted EBITDA to Net Income (loss) for Trulieve for the fiscal quarters ended March 31, 2021 and June 30, 2021, and the six-month period ended June 30, 2021.

Reconciliation of Non-GAAP Adjusted EBITDA	For the Three Months Ended,			For the Three Months Ended June,			For the Six Months Ended June,
(Figures in millions and % change based on these figures)	June 30, 2021	March 31, 2021	% change	2021	2020	% change	2021	2020	% change
Net Income (GAAP)	40.9	30.1	36%	$40.9	$18.9	116%	$71.0	$42.5	67%
Add (Deduct) Impact of:
Depreciation and Amortization	6.7	5.4	23%	$6.7	$3.1	115%	$12.1	$5.3	128%
Depreciation included in Cost of Goods Sold	5.0	3.7	37%	$5.0	$2.4	110%	$8.7	$4.9	0%
Interest Expense, Net	6.6	7.9	-16%	$6.6	$5.3	25%	$14.5	$11.2	30%
Share-Based Compensation	0.7	0.7	1%	$0.7	$0.5	61%	$1.5	$1.7	-12%
Other Expense (Income), Net	(0.3)	0.0	-1000%	$(0.3)	$5.0	-107%	$(0.3)	$0.0	-4314%
Provision for Income Taxes	29.1	34.5	-16%	$29.1	$23.3	25%	$63.7	$41.2	55%
Acquisition and Transaction Costs	4.5	2.0	118%	$4.5	$—		$6.5	$—
Covid Related Expenses	1.7	3.8	-56%	$1.7	$3.0	-43%	$5.5	$3.1	79%
Inventory Step up, Fair Value	—	2.5	-100%	$—	$—		$2.5	$—
Total Adjustments	54.0	60.7	-11%	$54.0	$42.5	27%	$114.7	$67.3	70%
Adjusted EBITDA	94.9	90.8	4%	$94.9	$61.4	55%	$185.7	$109.9	69%

Footnote 2

This reflects the Adjusted EBITDA of Harvest for the fiscal quarter ended June 30, 2021. The most directly comparable GAAP financial measure for Adjusted EBITDA is Net Income (loss), which for Harvest for the fiscal quarter ended June 30, 2021 was $(19.229) million. The following is a reconciliation of Adjusted EBITDA to Net Income (loss) for Harvest for the fiscal quarter ended June 30, 2021.

	For the three months ended June 30,
(Amounts expressed in thousands of United States dollars)	2021	2020
Net loss (GAAP) before non-controlling interest	$(19,229)	$(25,645)
Add (deduct) impact of:
Net interest and other financing costs(1)	9,184	9,390
Income tax	6,834	1,132
Amortization and depreciation(2)	3,532	1,803
Loss on sale of assets	21	2,783
Fair value of liability adjustment	8,353	1,497
Fair value of contingent consideration	4,500	—
Other income	(269)	(1,205)
Foreign currency gain	(17)	(30)
Share-based compensation expense	3,741	3,276
Contract asset impairment	—	2,420
Discontinued operations, net of tax	1,954	905
Other expansion expenses (pre-open)	3,371	2,323
Transaction & other special charges	6,047	956

Adjusted EBITDA (non-GAAP)	$28,022	$(395)

(1)	Includes less than $0.1 million and $0.2 million of interest reported in cost of sales for the three months ended June 30, 2021 and 2020, respectively
(2)	Includes $1.1 million and $0.9 million of depreciation reported in cost of sales for the three months ended June 30, 2021 and 2020, respectively